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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             _____________________


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   SEPTEMBER 20, 1999
                                                 -------------------------------

                              GETTY IMAGES, INC.
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               (Exact name of registrant as specified in charter)


          DELAWARE                     000-23747                 98-0177556
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)



2101 FOURTH AVENUE, FIFTH FLOOR          SEATTLE, WA               98121
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code          206-695-3400
                                                   -----------------------------

                                NOT APPLICABLE
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         (Former name or former address, if changed since last report.)
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     ITEM 5. OTHER EVENTS.

     On September 20, 1999, we entered into a stock purchase agreement with Eastman Kodak Company and Kodak S.A., an affiliate of Eastman Kodak Company, to purchase all of the capital stock of The Image Bank, Inc. and The Image Bank France S.A. for approximately $183 million. The stock purchase agreement and press release for the pending acquisition are attached as exhibits to this current report on Form 8-K and incorporated herein by reference.



     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

           (a) Exhibits

                10.1 Stock Purchase Agreement dated September 20, 1999 among
                     Eastman Kodak Company, Kodak S.A. and Getty Images, Inc.

                99.1 Text of press release dated September 21, 1999.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 1999                    Getty Images, Inc.


                                            By: /s/ SUZANNE L. PAGE
                                                --------------------------------
                                                Suzanne L. Page
                                                Vice President, General
                                                Counsel and Assistant Secretary



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                               Index to Exhibits

        Description                                                     Page
        -----------                                                     ----

Stock Purchase Agreement dated
September 20, 1999 among
Eastman Kodak Company and
Kodak S.A. and Getty Images, Inc. ...................................

Text of press release dated September 21, 1999 ......................